Exhibit 4.26

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Amendment No. 1 to Deed of Trust (Series D) Dated February 21, 2021

Made and executed on March 31, 2026

Between:	Ellomay Capital Ltd.
52-003986-8
of 18 Rothschild Blvd., Tel Aviv
(the “Company”)

Of the first part;

And between:	Hermetic Trust (1975) Ltd.
51-070519-7
of 30 Sheshet HaYamim St., Bnei Brak
(the “Trustee”)

Of the second part;

Whereas:	on February 21, 2021 the Company and the Trustee executed a Deed of Trust pursuant to which the Company issued the Debentures (Series D) of the Company (hereinafter: the “Deed of Trust” and the “Debentures (Series D)”, respectively;

And whereas:	on February 11, 2026, the Company’s Board of Directors approved this Amendment No. 1 to the Deed of Trust (the “Amendment” or “this Amendment”);

And whereas:	on March 31, 2026 the meeting of the holders of the Debentures (Series D) approved this Amendment with a special resolution;

And whereas:	in accordance with the approval of the Company’s Board of Directors and the meeting of the holders of the Debentures as noted, the parties wish to amend the Deed of Trust as set forth in this Amendment below;

Therefore, it was agreed, declared, and stipulated by and between the parties as follows:

1.	Preamble; Interpretation; Definitions and Entry into Force

1.1.	The preamble of this Amendment constitutes an inseparable part hereof.

1.2.	Terms and expressions in this Amendment shall have the meanings ascribed to them in the Deed of Trust, unless expressly provided otherwise in this Amendment.

1.3.	As of the date of its execution, this Amendment shall constitute an integral part of the Deed of Trust Deed. In the event of any inconsistency between the provisions of this Amendment and those of the Deed of Trust, the provisions of this Amendment shall prevail.

2.	The Amendment to the Deed of Trust

2.1.	In Section 9.1.23 to the Deed of Trust the words “Messrs. Shlomo Nehama and Ran Fridrich” will be replaced with the words “O.Y. Nofar Energy Ltd. (company number 514599943) and Mr. Ofer Yanay”.

2.2.	This Amendment will become effective on the date of its approval by the meeting of the Holders of the Debentures (Series D).

3.	No Additional Changes

Except as otherwise expressly provided in this Amendment, no change shall apply to the provisions of the Deed of Trust, and all provisions of the Deed of Trust that have not been expressly amended under this Amendment shall remain in full force and effect unchanged.

4.	Authorization to Magna

In accordance with the provisions of the Securities Regulations (Signature and Electronic Reporting), 5763- 2003, the Trustee hereby authorizes the party authorized for this on behalf of the Company, to electronically report to the Securities Authority of its execution of this Amendment.

[signature on a separate page]

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

And in witness whereof the parties have signed:

/s/ Ben Sheizaf, /s/ Ran Fridrich	/s/ Dan Avnon
Ellomay Capital Ltd.	Hermetic Trusts (1975) Ltd.

I the undersigned Odeya Brick-Zarsky, Adv. Confirm that this Amendment to the Deed of Trust was signed by Ellomay Capital Ltd. via Messrs. Ben Sheizaf and Ran Fridrich and their signature binds Ellomay Capital Ltd. with respect to this Deed of Trust for all intents and purposes.

/s/ Odeya Brick-Zarsky
Odeya Brick-Zarsky, Adv.

I, the undersigned, Ofek Shiloh Hekesh, Adv., hereby confirm that this Amendment to the Deed of Trust was signed by Hermetic Trust (1975) Ltd., by Dan Avnon, and his signature binds Hermetic Trust (1975) Ltd. in connection with this Amendment for all intents and purposes.

/s/ Ofek Shiloh Hekesh
Ofek Shiloh Hekesh, Adv.